Sugarmade Closes Definitive Agreement to Acquire Majority Stake in Nug Avenue - Entering the Hyper-Growth Los Angeles Cannabis Delivery Market

MONROVIA, Calif., February 12, 2021 (GLOBE NEWSWIRE) -- via InvestorWire – Sugarmade, Inc. (OTC:SGMD) (“Sugarmade,” “SGMD” or the “Company”), an innovator in the dynamic California cannabis scene, today announces it is launching a new business initiative for the licensed delivery of cannabis products to consumers in the Los Angeles metropolitan area. Via a definitive agreement closed on Feb. 8, 2021, the Company has acquired a 70% stake in the Lynwood, California, operations of Nug Avenue, a California corporation.

Under the terms of the agreement, Sugarmade has acquired a 70% stake in Nug Avenue for $560,000, allowing the Company to recognize 70% of the revenues and profits from Nug Avenue’s Lynwood delivery service operations. Sugarmade also gains first rights of refusal on all future investments into Nug Avenue and an option on all future business operations, including expansion into additional delivery areas.

“We strongly believe the LA delivery market is the prime spot for expansion of our business,” commented Company CEO Jimmy Chan. “California is the world’s sixth-largest economy, and LA County is by far the most significant driver, with over 25% of the state’s population. The Lynwood, California, site is optimal, as it is located along one of the major distribution freeways, allowing drivers to efficiently reach the more than 15 million consumers that live within a 30-mile radius of the new location. We plan to make a big impact on the LA cannabis delivery marketplace.”

The California cannabis market continues its rapid growth, with the Southern California sub-market representing the world’s largest single cannabis marketplace. According to the California Department of Tax and Fee Administration, the most recently reported quarterly period posted an almost 80% increase in cannabis tax compared to the year-ago period. Much of this growth was driven by increased use of delivery services, as consumers are increasingly relying on home delivery for many goods, including cannabis.

Mr. Chan continued, “The LA market has distinct tastes and a unique set of product demands, which we plan to meet with a wide selection of curated products specific to Los Angeles-area consumers. From the Lynwood site, with its near-optimal location along a major connector, we will be able to service all of Los Angeles Country and the high-value markets of Orange, Riverside, San Bernardino and Ventura counties. We are looking forward to launching our new delivery service to meet the demands of Southern California consumers.

About Sugarmade, Inc.

Sugarmade, Inc. (OTCMKTS:SGMD) is involved in two main business areas: (i) the supply of consumable products to the quick-service restaurant sub-sector of the restaurant industry, as well as the importing of non-medical personal protection to be distributed to businesses and consumers, and (ii) acting as an investor and operator in disruptive cannabis business operations within the growing California marketplace.

For more information, please visit www.Sugarmade.com

FORWARD-LOOKING STATEMENTS: This release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company's actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others. such as, but not limited to economic conditions, changes in the laws or regulations, demand for products and services of the company, and the effects of competition and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements.

Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained herein.

Corporate Contact:

Jimmy Chan

+1-(888)-982-1628

info@Sugarmade.com

Corporate Communications:

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Los Angeles, California
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